Exhibit 99.1
Press Release
Micromet, Inc. reports second quarter 2006 financial results
•	Completion of merger with CancerVax Corporation

•	Funds managed by NGN Capital LLC commit to private equity investment of $8.0 million
Carlsbad, CA — August 09, 2006 — Micromet, Inc. (NASDAQ: MITI), a biopharmaceutical company focusing on the development of novel, proprietary antibody-based products for cancer, inflammatory and autoimmune diseases, today announced its unaudited financial results for the second quarter of 2006. As a result of the reverse merger between Micromet AG and CancerVax Corporation completed on May 5, 2006, the financial information included below for the fiscal year 2005 and through May 5, 2006 is based solely on Micromet AG ´s historical financial statements without inclusion of the financial results of CancerVax.
For the three months ended June 30, 2006, Micromet recognized revenues of $5.0 million, compared to $5.7 million for the same period in 2005. Revenues for the six months ended June 30, 2006 were $9.1 million compared to $11.5 million for the same period in 2005.
In connection with the merger with CancerVax, Micromet recorded a non-recurring, non-cash charge of $20.9 million as a result of the immediate write-off of CancerVax ´s in-process research and development programs, including the program for the development of D93, an antibody-based product for which an Investigational New Drug (IND) application was filed in February 2006. Total operating expenses were $34.4 million for the three months ended June 30, 2006, as compared to $8.3 million for the same period in 2005. For the six months ended June 30, 2006, Micromet reported operating expenses of $40.1 million as compared to $17.2 million for the same period in 2005.
For the three months ended June 30, 2006, Micromet reported a net loss of $29.5 million, including the non-recurring, non-cash charge described above, or $1.18 per share, as compared to a net loss of $3.6 million, or $2.40 per share, for the same period in 2005. For the six months ended June 30, 2006, net loss was $31.6 million, or $1.47 per share, compared to $7.9 million, or $5.22 per share, for the six months ended June 30, 2005.

Micromet ´s cash and cash equivalents were $36.1 million as of June 30, 2006.
Summary of Recent Events
On January 9, 2006, Micromet AG and CancerVax entered into a definitive merger agreement to create a transatlantic, NASDAQ-listed company with a highly differentiated clinical and preclinical pipeline of antibody-based therapeutics. Following the completion of the merger on May 5, 2006, Micromet ´s common stock began trading on the NASDAQ National Market under the ticker symbol “MITI” on May 8, 2006.
During the second quarter, Micromet has given public updates on the product candidates MT110, D93, MT203 and MT103 at scientific and clinical conferences and in peer reviewed scientific journals. Preclinical results were presented independently on MT110 and MT203 in the journal Molecular Immunology, D93 at 97th Annual Meeting of the American Association for Cancer Research (AACR) in Washington, D.C. and clinical results were presented on MT103/MEDI-538 at the 11th Congress of the European Hematology Association (EHA) in Amsterdam.
In July 2006, Micromet appointed Matthias Alder as Senior Vice President, General Counsel and Secretary. He was previously a partner with Cooley Godward LLP, a leading U.S. law firm, where he co-chaired the firm’s East Coast Life Sciences Practice. He has served as Micromet’s outside counsel for the past four years.
On July 24, 2006, Micromet completed an $8.0 million private equity placement with funds managed by NGN Capital LLC. In the private placement, Micromet sold 2,222,222 shares of common stock at $3.60 per share. In addition, funds managed by NGN Capital LLC received warrants to purchase 555,556 shares of common stock at an exercise price of $5.00 per share. The net proceeds of the financing will be used for continued research and development. Dr. Peter Johann, a Managing General Partner of NGN Capital LLC, joined the Company’s board of directors in connection with the financing.
“We are well on track with the post-merger integration, have added a new major investor with NGN Capital LLC, a new U.S. senior manager and expect to announce additional results of our clinical and preclinical programs during the third and fourth quarters,” said Christian Itin, Ph.D., President and CEO of Micromet, Inc. “Also, I would like to welcome Dr. Peter Johann to the board of directors. Peter has held senior management positions in several pharmaceutical companies and will be a great addition to the experience already represented on our board.”
2006 Outlook
•	Micromet expects to announce final Phase 2 clinical trial results for adecatumumab (MT201) in patients with metastatic breast cancer and in patients with prostate cancer later in 2006.

•	Micromet expects to announce additional Phase 1 clinical trial results for MT103/MEDI-538 in the treatment of patients with non-Hodgkin’s lymphoma by the end of 2006.

•	Micromet plans to advance its preclinical development program for MT110, and to seek corporate collaborations for D93, MT203 and MT204. Further, Micromet, Inc. intends to continue its research and development programs for the discovery of new BiTE® product candidates.

•	Micromet plans to relocate its corporate headquarters from Carlsbad, California, to the East Coast by the fourth quarter of 2006. Micromet intends to appoint a new U.S.-based Chief Financial Officer and to establish key management functions such as legal, business development and clinical development in the new U.S. headquarters.
Financial Guidance
Micromet expects total revenues for the year ending December 31, 2006, of approximately $13.0 to 16.0 million, excluding revenues from future milestones from collaborations. Research and development expense in 2006 is expected to be approximately $48.0 to 52.0 million, including the non-recurring, non-cash charge of $20.9 million for the immediate write-off of CancerVax ´s in-process research and development programs. General and administrative expense is expected to be approximately $9.0 to 11.0 million. Micromet ´s net loss for the fiscal year 2006 is expected to be approximately $45.0 to 48.0 million including the non-recurring, non-cash charge described above.
Conference Call and Webcast Today, August 9, 2006, at 10:00 am Eastern Time
Micromet will host a conference call today to discuss the second quarter 2006 financial results at 10:00 am Eastern Time. A live audio webcast of management’s presentation will be available at www.micromet-inc.com. Alternatively, callers may participate in the conference call by dialing 866-314-4483 (domestic), +1-617-213-

8049 (international) or +44-207-365-8426 (United Kingdom). The passcode for the conference call is MICROMET.
A replay of the call can be accessed by dialing 888-286-8010 (domestic), +1-617-801-6888 (international) or +44-207-3658427 (United Kingdom). The passcode for the replay is 19112008.
About Micromet, Inc. (www.micromet-inc.com)
Micromet, Inc. is a biopharmaceutical company focusing on the development of novel, proprietary antibody-based products for cancer, inflammatory and autoimmune diseases. Two product candidates are currently in clinical trials. Adecatumumab (MT201), a recombinant human monoclonal antibody, is being evaluated in Phase 2 clinical trials for the treatment of patients with breast cancer and prostate cancer. MT103 is being studied in a Phase 1 clinical trial for the treatment of patients with Non Hodgkin Lymphoma. Micromet has established a drug development platform based on its BiTE® technology, a unique, antibody-based format that leverages the cytotoxic potential of T cells, the most powerful ‘killer cells’ of the human immune system. Micromet has established collaborations with MedImmune, Inc. and Serono.
Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding expected operating results, levels of revenues, expenses, and net loss for the fiscal year ending December 31, 2006, the efficacy, safety, and intended utilization of Micromet’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research, discovery of new product candidates, and clinical trials, and plans regarding partnering activities. Factors that may cause actual results to differ materially include difficulties encountered in integrating merged businesses, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that we will not obtain approval to market our products, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for future revenues under the terms of our existing collaboration agreements, further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed in our periodic reports and other filings with the SEC, including the “Risk Factors” sections of such reports.
Any forward-looking statements are made pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, speak only as of the date made. Micromet undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
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Micromet, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value)

	Jun 30, 2006	Dec 31,2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$36,077	$11,414

Restricted cash	930	—
Accounts receivable	1,375	2,170
Prepaid expenses and other current assets	3,040	1,043

Total current assets	41,422	14,627
Property and equipment, net	3,350	3,513
Loans to related parties	—	213
Loans to employees	74	70
Goodwill	6,917	—
Patents, net	9,348	9,705
Deposits	109	113
Restricted cash	3,024	636

Total assets	$64,244	$28,877

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,260	$1,287

Accrued expenses	8,934	6,534
Other liabilities	487	1,927
Short-term note	3,022	2,852
Current portion of long-term debt obligations	18,082	3,638
Current portion of convertible notes payable	—	2,761
Current portion of deferred revenue	4,366	6,035

Total current liabilities	37,151	25,034
Convertible notes payable, net of current portion	1,920	11,844
Deferred revenue, net of current portion	99	52
Other non-current liabilities	2,437	949
Long-term debt obligations, net of current portion	4,951	5,531
Commitments
Stockholders’ equity (deficit):
Preferred stock, $0.00004 par value; 10,000 shares authorized; no shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	—	—
Common stock, $0.00004 par value; 150,000 shares authorized; 29,191 and 17,915 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	1	1
Additional paid-in capital	154,588	67,181
Stock subscription from conversion	—	23,108
Stock subscription receivables	(30)	(242)
Accumulated other comprehensive income	5,563	6,234
Accumulated deficit	(142,436)	(110,815)

Total stockholders ´ equity (deficit)	17,686	(14,533)

Total liabilities and stockholders’ equity (deficit)	$64,244	$28,877

Micromet, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues
Collaboration agreements	$4,518	$5,284	$8,387	$10,872
License fees	480	406	721	604
Other	19	37	32	42

Total revenues	5,017	5,727	9,140	11,518

Operating expenses
Research and development	9,496	6,842	14,032	14,197
In-process research and development	20,890	—	20,890	—
General and administrative	4,000	1,421	5,200	2,978

Total operating expenses	34,386	8,263	40,122	17,175

Loss from operations	(29,369)	(2,536)	(30,982)	(5,657)
Other income (expenses)
Interest expense	(569)	(1,358)	(1,023)	(2,773)
Interest income	272	72	309	166
Other income	211	202	75	403

Net loss	$(29,455)	$(3,620)	$(31,621)	$(7,861)

Basic and diluted net loss per common share	$(1.18)	$(2.40)	$(1.47)	$(5.22)
Weighted average shares used to compute basic and diluted net loss per share	24,922	1,506	21,529	1,506

Contact Information
Investors:
Ines-Regina Buth
(760) 494-4235 (US)
+49 (0)89 895277 221 (Europe)
ines.buth@micromet-inc.com
Media Europe:
Evelyn Wolf
+49 (0)89 895277 220
evelyn.wolf@micromet-inc.com
Media US:
Pat Garrison
Rx Communications Group, LLC
(917) 322-2567
pgarrison@rxir.com
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